UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 10, 2020

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 10, 2020, Summit Healthcare REIT, Inc. (the “Company”) held its annual meeting of stockholders. The matters voted upon were (1) the re-election of Messrs. J. Steven Roush and Kent Eikanas and Ms. Suzanne Koenig as directors, (2) the approval, on a non-binding advisory basis, of compensation paid to the named executive officers (“Say-on-Pay”), and (3) the approval, on a non-binding advisory basis, of the frequency of voting by the stockholders on Say-on-Pay.

(1)	Each of our directors was re-elected to serve for a one-year term expiring in 2021. The final results of the voting were as follows:

Nominee	Votes For	Votes Against/Withheld	Broker Non-Votes
J. Steven Roush	10,675,050	1,063,398	0
Suzanne Koenig	10,753,689	984,759	0
Kent Eikanas	10,667,145	1,071,303	0

(2)	The Company’s stockholders approved the advisory resolution to approve the compensation of the Company’s named executive officers. The final results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
8,843,249	1,761,760	1,133,438	0

(3)	The Company’s stockholders voted on an advisory basis to hold future Say-on-Pay votes as follows:

One Year	Two Years	Three Years	Abstain
5,711,544	1,014,824	3,999,806	1,012,273

Based on the results of the advisory vote, our Board has determined to hold a Say-on-Pay vote on an annual basis until the next vote on frequency, which is required at least once every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: November 12, 2020